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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report (and to all references to our Firm) included in or made a part of this annual report.

Turbes Drealan Kvilhaug & Co. PA

March 29, 2000.